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                                                                    EXHIBIT 99.4

                                AMC ENTERTAINMENT INC.

                              OFFER FOR ALL OUTSTANDING
                      9-1/2% SENIOR SUBORDINATED NOTES DUE 2011
                                   IN EXCHANGE FOR
                  9-1/2% EXCHANGE SENIOR SUBORDINATED NOTES DUE 2011

To Brokers, Dealers, Commercial Banks
  Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated _______________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by AMC Entertainment Inc. (the "Company") to exchange $1,000 principal amount of its 9-1/2% Exchange Senior Subordinated Notes due February 1, 2011 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 9-1/2% Senior Subordinated Notes due 2011 (the "Initial Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated January 27, 1999, by and among the Company and the other signatories thereto.

     We are asking you to contact your clients for whom you hold Initial Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Initial Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Initial Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed are copies of the following documents:

          1.   The Prospectus;

          2. A Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients;

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          3.   A form of letter that may be sent to your clients for whose accounts you hold Initial Notes registered in your name or the name of your nominee; with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4.   A form of Notice of Guaranteed Delivery; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on ____________, 1999, unless extended (the "Expiration Date"). Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     In all cases, exchanges of Initial Notes for Exchange Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any required signature guarantees and with the certificates representing the Initial Notes being tendered and any other required documents or (b) an Agent's Message (as defined in the Prospectus) in lieu of a Letter of Transmittal and a timely confirmation of a book-entry transfer of such Initial Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer--Book-Entry Transfer."

     Holders who wish to tender their Initial Notes and who cannot deliver their Initial Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender of such Initial Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

     Additional copies of the enclosed material may be obtained form the Exchange Agent, The Bank of New York, by calling (___) ___-____.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


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